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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 Nos. 333-157646 and 333-154826) of AECOM Technology Corporation, and

  (2)
  Registration Statement (Form S-8 Nos. 333-167047 and 333-142070);

of our reports dated November 18, 2011, with respect to the consolidated financial statements of AECOM Technology Corporation and the effectiveness of internal control over financial reporting of AECOM Technology Corporation included in this Annual Report (Form 10-K) of AECOM for the year ended September 30, 2011.

/s/ ERNST & YOUNG LLP

Los Angeles, California
November 18, 2011

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm